Extension to Key Employee Agreement

Effective August 9, 2006, the parties to the Key Employee Agreement between Pokertek Inc. and Mr. Hal Shinn dated August 9, 2004, hereby agree to extend the terms under that agreement for an additional two-year period. All terms of the agreement including any amendments or understandings between the parties made written or verbally, or through acceptance of performance under those terms, are hereby in effect and incorporated thereto.

Unless terminated sooner, pursuant to Section 6 of the Key Employee Agreement, this agreement shall terminate on August 9, 2008.

Pokertek Inc.
Lou White, CEO

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Mr. Hal Shinn

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